                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 1996                  1995
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations before extraordinary items
      and cumulative effect of change in accounting principle                $     15,769         $      2,743
Income tax provision (benefit)
    Federal and foreign                                                             6,898               (1,325)
    State                                                                             802                  740
                                                                             -------------        -------------
        Total income tax provision (benefit)                                        7,700                 (585)

Interest charges                                                                   53,789               54,494
                                                                             -------------        -------------
Income before income tax provision (benefit) and interest charges            $     77,258         $     56,652
                                                                             =============        =============

Fixed charges                                                                $     55,241         $     55,557
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   1.40                 1.02
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the three months ended
                                                                                          March 31,
                                                                             ----------------------------------
                                                                                 1996                 1995
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     49,015         $     49,542
Add: portion of rental expense representative of interest factor <F1>               6,226                6,015
                                                                             -------------        -------------
  Total fixed charges                                                        $     55,241         $     55,557

Less: interest capitalized per Consolidated Statement of Income                     1,452                1,063
                                                                             -------------        -------------
  Total interest charges                                                     $     53,789         $     54,494
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.